                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
           SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  INTERVU INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                  INTERVU INC.
                               6815 FLANDERS DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                                ----------------

                          NOTICE OF SPECIAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF INTERVU INC.:

        Notice is hereby given that a Special Meeting of the Stockholders of INTERVU Inc. (the "Company") will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Wednesday, October 20, 1999 at 3:00 p.m. for the following purposes:

                1. To consider and vote upon a proposal to amend the 1998 Stock Option Plan to increase the number of shares of the Company's common stock reserved for issuance thereunder from 2,000,000 to 3,000,000 shares.

                2. To transact such other business as may be properly brought before the Special Meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on September 20, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. A list of such stockholders will be open to the examination of any stockholder at the Special Meeting and for a period of ten days prior to the date of the Special Meeting at the principal executive offices of INTERVU Inc., 6815 Flanders Drive, San Diego, California.

        Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Special Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

        All stockholders are cordially invited to attend the meeting.

                                       By Order of the Board of Directors,


                                       /s/ HARRY E. GRUBER

                                       Harry E. Gruber
                                       Chairman of the Board and
                                       Chief Executive Officer

San Diego, California
September 28, 1999

                                  INTERVU INC.
                               6815 FLANDERS DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 20, 1999

        The Board of Directors (the "Board") of INTERVU Inc., a Delaware corporation (the "Company" or "INTERVU"), is soliciting the enclosed Proxy for use at a Special Meeting of Stockholders of the Company to be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Wednesday, October 20, 1999 (the "Special Meeting"), and at any adjournments thereof. This Proxy Statement will be first sent to stockholders on or about September 24, 1999. Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the approval of the amendment to the Company's 1998 Stock Option Plan to increase the number of shares of the Company's common stock reserved for issuance thereunder from 2,000,000 to 3,000,000 shares (the "Amendment"). As to any other business which may properly come before the Special Meeting and be submitted to a vote of the stockholders, Proxies received by the Board will be voted in accordance with the best judgment of the holders thereof.

        A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Special Meeting by executing a later Proxy or by attending the Special Meeting and voting in person.

        The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone or telegraph, by officers, directors, and other employees of the Company. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Georgeson & Company, Inc. for assistance in connection with the solicitation of proxies for the Special Meeting at a cost of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

        INTERVU's mailing address is 6815 Flanders Drive, San Diego, California 92121.

VOTING

        Stockholders of record at the close of business on September 20, 1999 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

        As of September 20, 1999, 14,978,029 shares of the Company's common stock, $.001 par value per share ("Common Stock"), and 1,280,000 shares of the Company's Series G Convertible Preferred Stock ("Series G Preferred Stock") were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote and each share of Series G Preferred Stock is entitled to .6298 of one vote. The Common Stock and the Series G Preferred Stock will vote as a single class and will not vote separately with respect to the Amendment.

        Votes cast by Proxy or in person at the Special Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Special Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the Amendment, as indicated in the accompanying Proxy card.

                                   PROPOSAL 1

    PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S 1998 STOCK OPTION PLAN
        TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

        On September 17, 1999, the Compensation Committee of the Board of Directors of the Company approved the Amendment. The Company's Board of Directors previously approved the 1998 Stock Option Plan of InterVU Inc. (the "1998 Plan") on February 25, 1998 and the Company's stockholders approved the adoption of the Plan on June 22, 1998. The stockholders are asked to approve the Amendment. In general, the 1998 Plan provides additional incentives to selected key employees, independent directors and consultants of the Company. As of September 15, 1999, options to purchase an aggregate of 1,964,584 shares of Common Stock at prices ranging from $5.25 to $71.00 were outstanding under the 1998 Plan, leaving only 18,741 shares available for future grants. The Committee believes that to continue to attract and retain qualified employees, directors and consultants in a highly competitive employment market, the Company will need to continue to make option grants to these individuals. The Company intends to continue to expand its employee base through hirings and acquisitions and plans to make appropriate option grants to the people it hires to help align their interests with those of the Company's stockholders generally. The Board of Directors of the Company is seeking stockholder approval of the Amendment to allow these future grants to be made under the 1998 Plan.

        THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK AND SERIES G PREFERRED STOCK REPRESENTED AND VOTING AT THE SPECIAL MEETING AS A SINGLE CLASS WILL BE REQUIRED FOR APPROVAL OF THE AMENDMENT. THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT.

        The following is a description of the material provisions of the 1998 Plan. A copy of the proposed 1998 Plan is set forth in Appendix "A" to this Proxy Statement. The summary which follows is not intended to be complete and reference should be made to the 1998 Plan for a complete statement of its terms and provisions.

        The principal purposes of the 1998 Plan are to provide incentives for independent directors, key employees and consultants of the Company and its subsidiaries through granting of options, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ.

        Under the 1998 Plan, as amended by the Amendment, not more than 3,000,000 shares of Common Stock (or their equivalent in other equity securities) are authorized for issuance upon exercise of options. Furthermore, the maximum number of shares which may be subject to options granted under the 1998 Plan to any individual in any fiscal year cannot exceed 100,000. The shares available under the 1998 Plan upon exercise of stock options may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock. The 1998 Plan provides for appropriate adjustments in the number and kind of shares subject to the 1998 Plan and to outstanding grants thereunder in the event of a distribution, stock dividend or certain other types of recapitalizations, including restructuring. If any portion of a stock option terminates or lapses unexercised, or is canceled upon grant of a new option (which may be at a higher or lower exercise price than the option so canceled), the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the 1998 Plan.

ADMINISTRATION

        The 1998 Plan is administered by the Compensation Committee or a subcommittee thereof (referred to herein as the "Committee"), consisting of at least two members of the Board, none of whom is an officer or employee of the Company. However, most decisions regarding independent directors under the 1998 Plan will be made by the Board of Directors. The Committee (or the Board of Directors in the case of independent directors) is authorized to select from among the eligible employees, directors and consultants the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the 1998 Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1998 Plan.

PAYMENT FOR SHARES

        The exercise or purchase price for all options to acquire shares of the Company's Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee, be paid in whole or in part in Common Stock of the Company owned by the Optionee (or issuable upon exercise of the option) and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares so to be purchased. The Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise or by delivery to the Company of an interest-bearing full recourse promissory note with terms approved by the Committee. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award.

AMENDMENT AND TERMINATION

        Amendments of the 1998 Plan to increase the number of shares as to which options may be granted in the aggregate (such as the Amendment) or to any individual (except for adjustments) require the approval of the Company's stockholders. In all other respects the 1998 Plan can be amended, modified, suspended or terminated by the Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the 1998 Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the 1998 Plan.

ELIGIBILITY

        Options under the 1998 Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries and who are determined by the Committee to be key employees. Such awards also may be granted to consultants of the Company selected by the Committee and independent directors selected by the Board of Directors for participation in the 1998 Plan. Approximately 225 officers, directors key employees and consultants are eligible to participate in the 1998 Plan. More than one option may be granted to a key employee, independent director or consultant, but options for no more than 100,000 shares may be granted to any one individual under the 1998 Plan during any one fiscal year.

AWARDS UNDER THE 1998 PLAN

        The 1998 Plan provides that the Committee may grant or issue stock options. Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

        Nonqualified stock options ("NQSOs") will provide for the right to purchase Common Stock at a specified price which may not be less than 85% of the fair market value on the date of grant and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NQSOs may be granted for any term specified by the Committee.

        Incentive stock options, if granted, will be designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and will be subject to restrictions contained in the Code relating to incentive stock options, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten-year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option. Incentive stock options may be granted only to employees. The aggregate fair market value (determined at the time of grant) of shares with respect to which an Incentive Stock Option is first exercisable by an Optionee during any calendar year may not exceed $100,000.

        On September 20, 1999, the last reported sales price of the Company's Common Stock on the Nasdaq National Market was $28.63 per share.

MISCELLANEOUS PROVISIONS OF THE 1998 PLAN

        Options and other rights to acquire Common Stock of the Company granted under the 1998 Plan may provide for their termination upon dissolution or liquidation of the Company, the merger or consolidation of the Company into another corporation, or the acquisition by another corporation of all or substantially all of the Company's assets; but in such event the Committee may also give Optionees the right to exercise their outstanding options or rights in full during some period prior to such event, even though the options or rights have not yet become fully exercisable. Options and other rights granted under the 1998 Plan may provide that in the event of a "change in control" of the Company (as defined in the option agreement) all previously unexercisable options and rights become immediately exercisable unless such options and rights, or portions thereof, are determined by the Committee to constitute, when exercised, "excess parachute payments" (as defined in Section 280G of the Code). If any option or other right does not contain such limitation, and its exercisability is accelerated upon a change in control, it is possible that an Optionee may be liable for an excise tax on the amount attributable to such acceleration (and any other payments made in connection with such change in control).

        The 1998 Plan specifies that the Company may make loans to 1998 Plan participants to enable them to exercise options granted under the 1998 Plan. The terms and conditions of such loans, if any are made, are to be set by the Committee.

        In consideration of the granting of a stock option the employee, independent director or consultant must agree in the written agreement embodying such award to remain in the employ of, or to continue as a consultant for, the Company or a subsidiary of the Company for at least one year after the award is granted.

        The dates on which options under the 1998 Plan first become exercisable and on which they expire will be set forth in individual stock options or other agreements setting forth the terms of the awards. Such agreements generally will provide that Options expire upon termination of the Optionee's status as an employee, consultant or director, although the Committee may provide that such options continue to be exercisable following a termination without cause, or following a change in control of the Company, or because of the Optionee's retirement, death, disability or otherwise. The period during which the right to exercise an Option vests in the Optionee shall be set by the Committee. However, unless the Committee states otherwise, no Option will be exercisable by an Optionee subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. In addition, Options granted to independent directors shall become exercisable in cumulative annual installments of 25% on each of the first, second, third, and fourth anniversaries of the date of the Option grant.

        No option to acquire Common Stock granted under the 1998 Plan may be assigned or transferred by the Optionee, except by will or the laws of intestate succession or pursuant to a qualified domestic relations order, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any Option, the Option or right may be exercised only by the holder, unless the Option has been disposed of pursuant to a qualified domestic relations order.

        The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or other right granted under the 1998 Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to awards.

FEDERAL INCOME TAX CONSEQUENCES

        The income tax consequences of the 1998 Plan under current federal law are summarized below. The discussion is intended to provide only general information. State and local income tax consequences are not discussed.

        Non-Qualified Stock Options. Holders of non-qualified stock options will not realize income for federal income tax purposes as a result of the grant of the option, but normally will realize compensation income upon exercise of the non-qualified stock option to the extent that the fair market value of the shares on the date of exercise of the option exceeds the aggregate option exercise price paid. The Company (or the corporation that is the employer of the Optionee) is entitled to a deduction in the same amount at the time of exercise of the option.

        Pursuant to the 1998 Plan, a holder of non-qualified stock options may exercise such options through delivery of shares of the Company's Common Stock already held by such holder. The tax consequences resulting from the exercise of non-qualified stock options through the delivery of already-owned shares are not completely certain. The Internal Revenue Service in a published ruling has taken the position that the tax consequences of exercising options with shares of the Company's Common Stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income). Specifically, to the extent the number of shares of the Company's Common Stock acquired upon exercise of the option equals the number of shares of Common Stock delivered, the Optionee will not recognize gain and the Optionee's basis in the Common Stock acquired upon such exercise will equal the Optionee's basis in the surrendered shares of the Common Stock. Any additional shares of the Common Stock acquired upon such exercise will result in compensation income to the Optionee in an amount equal to their then fair market value and, accordingly, the basis in such additional shares of the Common Stock will be their fair market value.

        A holder exercising a non-qualified stock option may elect to pay amounts required to be withheld under Federal, state or local law in connection with the exercise of the option by having a portion of the shares purchased upon exercise retained by the Company. The shares of stock retained will be treated as sold to the Company and the holder generally will not realize a gain on the sale, unless the option is exercised through the delivery of already-owned shares. If the option is exercised through the delivery of already-owned shares, the holder may realize gain on the shares of stock retained by the Company to the extent the fair market value of the shares retained on the date of exercise of the option exceeds the holder's basis in such shares.

        Also, a holder exercising a non-qualified stock option may elect to pay for the shares of stock purchased upon exercise and all applicable withholding taxes by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The holder will realize additional gain or loss on the sale of the shares of stock by the holder's broker based on the difference between the fair market value of the shares of stock on the exercise date and the sale price.

        Incentive Stock Options. Holders of incentive stock options will not realize income for federal income tax purposes upon either the grant of the option or its exercise. However, the amount by which the fair market value of the shares purchased upon exercise of the option exceeds the option price will be an "item of adjustment" for purposes of alternative minimum tax. Upon the sale or other taxable disposition of the shares purchased upon exercise of the option, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of the shares has taken place within either (i) two years from the date of grant of the option or (ii) one year from the date of transfer of the shares to the Optionee upon exercise. If the shares are sold or otherwise disposed of before the end of such one-year or two-year periods, the difference between the option price and the fair market value of the shares on the date on which the option is exercised will be taxed as ordinary income; the balance of the gain, if any, may be eligible for capital gain treatment if the required capital gain holding period is met. If there is a disposition of the shares before the expiration of such one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the Optionee's ordinary income is limited to the amount realized less the option exercise price paid. The Company (or other employer corporation) will be entitled to a tax deduction in regard to an incentive stock option only to the extent the Optionee has ordinary income upon sale or other disposition of the shares received upon exercise of the option.

        As with non-qualified stock options, a holder of incentive stock options may exercise such options through delivery of shares of the Company's Common Stock already held by such holder. Although the analysis in this paragraph is under study by the Internal Revenue Service, pursuant to Proposed Treasury Regulation Section 1.422A-2, the tax consequences of exercising incentive stock options with shares of the Company's Common Stock must be analyzed separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as an incentive stock option transaction). Specifically, the Optionee's basis in the Company's Common Stock acquired upon such exercise, to the extent of the number of shares delivered, is equal to his or her basis in the surrendered shares. The Optionee's basis in any additional shares of Common Stock acquired upon such exercise is zero. If an Optionee delivers Common Stock acquired by the exercise of incentive stock options to acquire other Common Stock in connection with the exercise of incentive stock options, such Optionee will recognize compensation income on the transaction if the delivered Common Stock has not been held for the required one-year or two-year holding period. In addition, any sale or other disposition of Common Stock acquired by exercising the incentive stock options through delivery of the Company's Common Stock, within the one-year or two-year period, will be viewed first as a disposition of Common Stock with the zero basis.

        A holder exercising an incentive stock option may elect to pay for the shares of stock purchased upon exercise by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The sale of the shares of stock by the holder's broker will be a disposition of the shares before the end of the one-year or two-year holding period. As a result, the difference between the option price of the shares of stock sold by the broker and the fair market value of the shares of stock, determined on the date on which the option is exercised, will be taxed as ordinary income; the balance of any gain will be taxed as capital gain. If the amount realized on the sale of the stock sold by the broker is less than the fair market value of the shares on the date of exercise, the holder's ordinary income is limited to the amount realized less the option exercise price paid. The Company (or other employer corporation) will be entitled to a tax deduction to the extent the holder has ordinary income upon the sale of the shares of stock sold by the holder's broker.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

        The following table sets forth information concerning compensation for the years ended December 31, 1997 and 1998 received by (1) the Chief Executive Officer, (2) the Company's three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 1998 fiscal year and (3) one additional individual, Douglas A. Augustine, who would have been named but for the fact that he was not serving as an executive officer at the end of the 1998 fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                              FOR FISCAL YEAR 1998

                                                                                                              LONG-TERM
                                                             ANNUAL COMPENSATION                         COMPENSATION AWARDS
                                           ---------------------------------------------------------  -------------------------
                                                                                          OTHER                      NUMBER OF
NAME AND                                                                                  ANNUAL      RESTRICTED     SECURITIES
PRINCIPAL POSITION                         FISCAL                                         COMPEN-       STOCK        UNDERLYING
                                            YEAR         SALARY($)        BONUS($)      SATION($)(1)  AWARDS($)(2)   OPTIONS(#)
                                           ------        ---------        --------      ------------  ------------   ----------
Harry E. Gruber
   Chairman and Chief Executive
   Officer                                  1998         $180,003          $10,000            $--         $--           40,000
                                            1997          179,632                              --          --               --

Kenneth L. Ruggiero(3)
   Chief Financial Officer                  1998          120,182           10,000         33,156          --          100,000

Edward L. Huguez(4)
   Chief Operating Officer                  1998          128,062               --         65,711          --          200,000

Stephen H. Klein
   Vice President, Business
   Development                              1998          100,970           10,000             --          --           10,000
                                            1997           89,875                              --          --            2,519
Douglas A. Augustine(5)
   Former Vice President, Sales and
   Marketing                                1998          121,411            5,000             --          --            5,000
                                            1997          112,052                              --          --           31,490

-----------------------
(1) Consists of moving expenses and relocation allowances.

(2) Dollar values of restricted stock awards are based on the market price at the time of grant. With respect to each Named Executive Officer's restricted stock holdings, the number of shares of Common Stock and the dollar value thereof at December 31, 1998 are as follows: 1,007,680 and $12,847,033 for Dr. Gruber; 62,980 and $800,476 for Mr. Augustine; and 62,980 and $801,080
    for Mr. Klein. The value of restricted stock holdings is based on the fair market value of the Common Stock on December 31, 1998 ($12.75) less the purchase price paid by the executive for such shares. Restricted stock awards vest daily over a five-year period (with the first 20% of the award vesting on the first anniversary of the date of grant).

(3) Mr. Ruggiero has been the Company's Chief Financial Officer since February 1998. Mr. Ruggiero's annualized salary for 1998 was $140,000.

(4) Mr. Huguez has been Chief Operating Officer of the Company since May 1998. Mr. Huguez's annualized salary for 1998 was $200,000.

(5) Mr. Augustine resigned from the Company on November 20, 1998. Mr. Augustine's annualized salary for 1998 was $136,800.

                      OPTION GRANTS DURING FISCAL YEAR 1998

        The following table sets forth information regarding options to purchase Common Stock granted during the year ended December 31, 1998 to each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

                                                                                                            POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                  NUMBER OF         % OF TOTAL                                             ANNUAL RATES OF STOCK
                                  SECURITIES          OPTIONS          EXERCISE OR                        PRICE APPRECIATION FOR
                                  UNDERLYING        GRANTED TO          BASE PRICE                             OPTION TERM(1)
                                   OPTIONS         EMPLOYEES IN            PER          EXPIRATION     ----------------------------
Name                             GRANTED (#)      FISCAL YEAR(%)       SHARE ($/SH)        DATE             5%                10%
----                             -----------      --------------      --------------    ----------     -----------       ----------
Harry E. Gruber................      40,000            2.88%              $ 15.31         6/22/08       $  385,210       $  976,199
Kenneth L. Ruggiero............     100,000             7.20                 8.38         2/17/08          526,699        1,334,759
Edward L. Huguez...............     200,000            14.40                18.56         5/13/08        2,334,671        5,916,668
Stephen H. Klein...............      10,000             0.72               14.125         4/14/08           88,831          225,116
Douglas A. Augustine...........       5,000             0.36               14.125         4/14/08           44,415          112,558

-----------------------
(1) The potential realizable values are based on an assumption that the stock price of the Company's Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

                    OPTIONS EXERCISED DURING FISCAL YEAR 1998

        The following table sets forth information regarding the exercise of options to purchase Common Stock during the year ended December 31, 1998, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.

                                                                     NUMBER OF
                                                                     SECURITIES            VALUE OF
                                                                     UNDERLYING          UNEXERCISED
                                                                     UNEXERCISED        IN-THE-MONEY
                                                                     OPTIONS AT            OPTIONS
                                                                     FISCAL YEAR     AT FISCAL YEAR END
                                          SHARES                       END(#)               ($)(1)
                                         ACQUIRED        VALUE      EXERCISABLE/         EXERCISABLE/
NAME                                  ON EXERCISE(#)  REALIZED($)   UNEXERCISABLE       UNEXERCISABLE
----                                  --------------  -----------   -------------    ------------------
Harry E. Gruber....................          --              --         0/40,000                $0/$0
Kenneth L. Ruggiero................          --              --        0/100,000          $0/$437,500
Edward L. Huguez...................          --              --        0/200,000                $0/$0
Stephen H. Klein...................          --              --       756/11,763       $6,038/$14,081
Douglas A. Augustine...............      10,847        $146,843              0/0                $0/$0

-----------------------
(1) Based on the closing sale price of the Common Stock on December 31, 1998 ($12.75), as reported by the Nasdaq National Market, less the option exercise price.

COMPENSATION OF DIRECTORS

        The directors of the Company have never received any cash compensation from the Company for services rendered as directors. Under the 1998 Stock Option Plan, each director who is not an employee of the Company

(each an "Independent Director") will be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders at which the director is re-elected to the Board. In addition, each person who is initially elected to the Board and who is an Independent Director at the time of such election will be granted an option to purchase 20,000 shares of Common Stock on the date of the initial election. These options are subject to vesting schedules.

1996 STOCK PLAN

        The Company adopted the 1996 Stock Plan of InterVU Inc. (the "1996 Stock Plan") in December 1996 to enable directors, officers, key employees and consultants of the Company to acquire an equity stake in the Company to create an increased interest in and a greater concern for the welfare of the Company. The 1996 Stock Plan initially provided for aggregate option grants of up to 1,889,400 shares. As of September 15, 1999, options to purchase an aggregate of 923,750 shares of Common Stock at prices ranging from $.04 to $19.25 were outstanding under the 1996 Stock Plan. When the Company's stockholders approved the 1998 Stock Option Plan in June 1998, the Company ceased to reserve the balance of the shares initially reserved for issuance under the 1996 Stock Plan. No further shares are available for issuance under the 1996 Stock Plan.

NETPODIUM INC. 1998 STOCK OPTION/STOCK ISSUANCE PLAN

        In connection with the Company's acquisition of Netpodium Inc. in August 1999, the Company adopted the 1998 Netpodium Inc. Stock Option/Stock Issuance Plan (the "Netpodium Plan") and reserved 192,276 shares of the Company's Common Stock for issuance upon the exercise of options that were outstanding under the Netpodium Plan prior to the acquisition. The options under the Netpodium Plan have exercise prices of $1.45 and $1.72 per share. No further shares are available for issuance under the Netpodium Plan.

QUALIFIED STOCK PURCHASE PLAN

        On February 25, 1998, the Board adopted the Qualified Stock Purchase Plan. The Company's stockholders approved the adoption of the Qualified Stock Purchase Plan in June 1998. The Qualified Stock Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. The purpose of the Qualified Stock Purchase Plan is to provide an incentive for employees of the Company to acquire an interest in the Company through the purchase of Common Stock, thereby more closely aligning the interests of the employees and the stockholders. The Qualified Stock Purchase Plan provides that an aggregate of 500,000 shares of the Common Stock may be issued thereunder. As of September 15, 1999, an aggregate of 13,396 shares of Common Stock had been issued under the Qualified Stock Purchase Plan. The Compensation Committee administers the Qualified Stock Purchase Plan.

        The Qualified Stock Purchase Plan is implemented through a series of 6-month offering periods, with a new offering period commencing on each February 1 and August 1 during the term of the Qualified Stock Purchase Plan. The first offering period commenced on September 1, 1998. The Qualified Stock Purchase Plan previously provided for offering periods of 24 months in duration with exercise dates every six months. In July 1999, however, the Compensation Committee amended the Qualified Stock Purchase Plan to provide that all future offering periods would be six months long with one exercise date at the end of the six-month period. The purchase price of the shares under the Qualified Stock Purchase Plan is funded through payroll deductions during an offering period. Currently, the payroll deductions may be any whole percentage amount between 1% and 15% of a participant's base salary, wages and commissions, but excluding bonuses and overtime pay, on each payroll date during the offering period. A participant may discontinue his or her participation in the Qualified Stock Purchase Plan at any time during the offering period. In addition, a participant may, no more than once during each offering period, reduce or increase the rate of payroll deductions.

        Subject to certain limitations contained in the Qualified Stock Purchase Plan, on the first day of each offering period, each participant is granted an option to purchase, on the last day of each offering period, a number of shares of Common Stock determined by dividing the participant's contributions to the Qualified Stock Purchase Plan by the applicable exercise price. Unless a participant withdraws from the Qualified Stock Purchase Plan, the participant's option to purchase shares will be exercised automatically on the exercise date to purchase the maximum number of full shares that may be purchased at the exercise price with the accumulated payroll deductions in the participant's account. The last day of each offering period under the Qualified Stock Purchase Plan (i.e., each July 31, and January 31) will be the exercise date under the Qualified Stock Purchase Plan.

        Initially, the exercise price per share at which shares will be sold under the Qualified Stock Purchase Plan will be equal to the lower of 85% of the fair market value of the Common Stock on the date of commencement of an offering period or 85% of the fair market value of the Common Stock on each exercise date of the option. The Compensation Committee may change the percentage rate from 85%; however, it may never be less than 85%. The fair market value of a share of Common Stock on a given date will be the closing price of the Common Stock on the Nasdaq Stock Market on such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 1998, the Compensation Committee was comprised of J. William Grimes, Alan Z. Senter and Isaac Willis. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is composed of independent outside directors of the Board. The Committee reviews and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board all aspects of compensation for the Company's executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by the Company to its executive officers during 1998:

COMPENSATION PHILOSOPHY

        The goals of the Company's executive compensation program are to reward the achievement of the Company's strategic goals and the creation of stockholder value. The Company positions base salaries slightly below competitive levels. However, the annual cash or stock bonus compensation is positioned to reward above competitive levels for exceptional performance relative to the Company's peers. The Company also believes in providing rewards for the creation of stockholder value through the use of stock options. The Company and the Committee believe this philosophy will motivate the executives and, thereby, reinforce the accomplishments of the Company's strategic and financial goals.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

        Base Salaries. The Company's salary levels for executive officers generally are set at a rate slightly below the median level of other high technology companies at a comparable stage of development, considering the experience, achievements and contributions of the employees. Salary increases are designed to reflect competitive practices in the industry, financial performance of the Company and individual performance of the executive.

        Annual Incentive Plan. The Company has not established an annual incentive plan.

        Long-Term Incentives. The objectives of the Company's long-term incentive program are to offer opportunities for stock ownership that are competitive with those at the peer companies and to encourage and create ownership and retention of the Company's stock by key employees. Grant levels under the Company's employee stock option plans are made in consideration of awards to officers within peer companies and an assessment of the executive's tenure, responsibilities and current stock and option holdings.

CEO COMPENSATION

        Dr. Gruber's salary was established in July 1996, prior to formation of the Committee. Dr. Gruber's salary has been reviewed by the Committee, and the Committee has not adjusted Dr. Gruber's salary. Mr. Gruber received bonus compensation in 1998 based on corporate performance goals achieved by the Company during 1998. Dr. Gruber's compensation, including salary and bonus, is at a level slightly below CEO salaries at comparable companies.

SECTION 162(m) COMPLIANCE

        The Company does not presently anticipate that any of the Named Executive Officers will exceed the million-dollar non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation levels of the Named Executive Officers and determine the appropriate response to Section 162(m) when and if necessary.

        The foregoing report has been furnished by the Compensation Committee.

                                       J. William Grimes
                                       Alan Z. Senter
                                       Isaac Willis
                                       April 6, 1999

                                PERFORMANCE GRAPH

        The following chart presents a comparison of the cumulative total return for the period commencing November 20, 1997 through the fiscal year ended December 31, 1998 of the Company's Common Stock, the Standard & Poors 500 Index, the Nasdaq Computer & Data Processing Services Index and a peer group(1). The Company has elected to use the Nasdaq Computer & Data Processing Services Index rather than such peer group for a comparison of its cumulative total return. The Company does not believe that the peer group currently includes those companies with which a comparison of the Company's cumulative total return would be meaningful. The Company believes the Nasdaq Computer & Data Processing Services Index provides a more useful comparison of the Company's performance. The following graph assumes an initial investment of $100 at November 20, 1997 and reinvestment of all dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

MEASUREMENT PERIOD                                     NASDAQ
(FISCAL YEAR COVERED)      INTERVU      S&P 500      COMP & D/P      PEER GROUP
---------------------      -------      -------      ----------      ----------
11/20/97                   100.00       100.00       100.00            100.00
12/31/97                    85.53       101.39        93.66             98.17
12/31/98                   134.21       130.59       167.61            275.08

                               Measurement Period
                              (Fiscal Year Covered)

----------

(1) The Company's former peer group is comprised of the following issuers:
    Amazon.com, Inc., At Home Corp., Broadvision, Inc., Concentric Network Corporation, Cylinx Corp., EarthLink Network, Inc., Infoseek Corporation, Lycos, Inc., Communications Network Solutions, Open Text Corporation, Pairgain Technologies, Inc., RealNetworks, Inc., Spyglass, Inc., VocalTec Communications Ltd. and Wavephore, Inc. The returns of each component issuer of the group were weighted according to the respective issuers' market capitalizations as of November 20, 1997.

CERTAIN TRANSACTIONS

        In connection with entering into a strategic alliance with NBC Multimedia, Inc. in October 1997, INTERVU issued 1,280,000 shares of its Series G Preferred Stock to NBC. INTERVU charged $3.4 million to expense in January 1998, representing the fair value of 680,000 shares of Series G Preferred Stock at the time NBC's obligation to return those shares lapsed. In addition, in connection with the strategic alliance agreement, INTERVU became obligated to make $2.0 million in non-refundable payments to NBC Multimedia for certain production, operating and advertising costs associated with some of NBC's Web sites. These payments include (1) $750,000 paid on the completion of the initial public offering in November 1997, (2) $500,000 paid in April 1998, (3) $500,000 due in May 1998 and (4) $250,000 due in August 1998. Through December 31, 1998, INTERVU has made a total of $1.25 million in payments to NBC Multimedia and $750,000 is currently payable.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Common Stock as of September 15, 1999 by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers (as defined herein), (iii) each person who is known by the Company to own beneficially more than 5% of the Common Stock and (iv) all directors and executive officers as a group.

                                                                             NUMBER OF SHARES            PERCENTAGE OF
                                                                             OF COMMON STOCK             COMMON STOCK
               NAME AND ADDRESS(1)                                        BENEFICIALLY OWNED(2)       BENEFICIALLY OWNED
               -------------------                                        ---------------------       --------------------
Harry E. Gruber(3)..................................................           1,046,627                      7.0%
Brian Kenner(4).....................................................           1,052,927                      7.0
Isaac Willis(5).....................................................           1,252,900                      8.3
Stephen H. Klein(6).................................................              70,047                        *
Edward L. Huguez(7).................................................              60,258                        *
Edward E. David, Jr.(8).............................................              29,613                        *
Kenneth L. Ruggiero(9)..............................................              35,237                        *
J. William Grimes(10)...............................................              22,638                        *
Mark Dowley(11).....................................................              19,101                        *
Alan Z. Senter(12)..................................................              15,115                        *
All directors and executive officers as a group
  (10 persons)(13)..................................................           3,604,463                     23.7
Douglas A. Augustine(14)                                                              --                        *
National Broadcasting Company, Inc.(15).............................           1,016,670                      6.4
Westchester Group LLC(16)...........................................             800,000                      5.3

----------
 *  Less than 1%.

(1) Except as indicated, the address of each person named in the table is c/o INTERVU Inc., 6815 Flanders Drive, San Diego, California 92121.

(2) Beneficial ownership includes shares of outstanding Common Stock and shares of Common Stock that any person has the right to acquire within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 219,177 shares subject to INTERVU's repurchase right under an amended and restated vesting agreement, 1,035,452 shares held in a family trust and 11,175 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(4) Includes 219,177 shares subject to INTERVU's repurchase right under an amended and restated vesting agreement and 11,175 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(5) Includes 1,036,938 shares owned by the Willis Family Trust, of which Dr. Willis is settlor. Includes 4,925 shares subject to INTERVU's repurchase right under a restricted stock agreement and 14,882 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table. Includes 17,994 shares held in an Individual Retirement Account.

(6) Includes 21,754 shares subject to INTERVU's repurchase right under a restricted stock agreement and 4,365 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(7) Consists of 60,258 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(8) Includes 4,856 shares subject to INTERVU's repurchase right under a restricted stock agreement and 4,421 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(9) Includes 34,784 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(10) Consists of 22,638 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(11) Consists of 19,101 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(12) Consists of 15,115 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(13) See notes (3) - (12) regarding beneficial ownership of INTERVU's executive officers and directors.

(14) Mr. Augustine resigned as INTERVU's Vice President, Marketing and Sales on November 20, 1998.

(15) Includes shares of Series G Preferred Stock owned by NBC that are convertible into Common Stock at the option of the holder and 210,526 shares of Common Stock owned by NBC Multimedia. The holder of each share of Series G Preferred Stock has the right to vote on an as-converted basis with the Common Stock. As the ultimate parent of NBC, General Electric Company may be deemed to be the beneficial owner of all these shares. The address for NBC is 30 Rockefeller Plaza, New York, New York 10112.

(16) The membership interests of Westchester Group LLC are owned by Marcia Berman individually, with respect to 99.4% of the interests, and as custodian for her minor children under the New York Uniform Gifts to Minors Act, with respect to 0.6% of the interests. The address for Westchester Group LLC is c/o Duckor Spradling & Metzger, 401 West A Street, Suite 2400, San Diego, CA 92101.

                              STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2000 must be received by the Company no later than February 22, 2000, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at the 2000 Annual Meeting without including the proposal in the Company's proxy statement and form of proxy relating to that meeting must notify the Company by May 8, 2000. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2000 Special Meeting may exercise discretionary voting power regarding any such proposal.

                                 OTHER BUSINESS

        The Board does not know of any matter to be presented at the Special Meeting which is not listed on the Notice of Special Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

           ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
                ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                       By Order of the Board of Directors


                                       /s/ HARRY E. GRUBER

                                       Harry E. Gruber
                                       Chairman of the Board and
                                       Chief Executive Officer

Dated: September 28, 1999

                                                                      APPENDIX A

                           THE 1998 STOCK OPTION PLAN
                                       OF
                                  INTERVU INC.

        InterVU Inc., a Delaware corporation (the "Company"), has adopted The 1998 Stock Option Plan of InterVU Inc. (the "Plan"), effective February 25, 1998, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below).

        The purposes of this Plan are as follows:

        (1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock which recognizes such growth, development and financial success.

        (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.

                                   DEFINITIONS

        1.1 General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

        1.2 Award Limit.

"Award Limit" shall mean 100,000 shares of Common Stock, as adjusted pursuant to
Section 8.3.

        1.3 Board. "Board" shall mean the Board of Directors of the Company.

        1.4 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        1.5 Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 7.1.

        1.6 Common Stock. "Common Stock" shall mean the common stock of the Company, $.001 par value per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

        1.7 Company. "Company" shall mean InterVU Inc., a Delaware corporation.

        1.8 Corporate Transaction. "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

                (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, to form a holding company or to effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

                (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a) above; or

                (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

        1.9 Director. "Director" shall mean a member of the Board.

        1.10 Disability. "Disability" shall mean, with respect to any Optionee,
(i) the suffering of any mental or physical illness, disability or incapacity that shall in all material aspects preclude such Optionee from performing his or her directorial, employment or consultant duties, or (ii) the absence of such Optionee from his or her directorial, employment or consultant duties by reason of any mental or physical illness, disability or incapacity for a period of six
(6) months during any twelve (12) month period; provided, however, in either case, that such illness, disability or incapacity shall be reasonably determined to be of a permanent nature by the Committee (or the Board in the case of Options granted to Independent Directors).

        1.11 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

        1.12 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.13 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) the closing sale price of a share of Common Stock on the principal exchange on which the Common Stock is then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; (ii) if the Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then quoted on the Nasdaq National Market or the Nasdaq SmallCap Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for a share of the Common Stock on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as reported by Nasdaq or such successor quotation system; (iii) if the Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Common Stock on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value of a share of Common Stock established by the Committee (or Board in the case of Options granted to Independent Directors) acting in good faith.

        1.14 Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

        1.15 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

        1.16 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

        1.17 Option. "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

        1.18 Option Shares. "Option Shares" shall mean shares of Common Stock acquired by Optionees through the exercise of Options under this Plan.

        1.19 Optionee. "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

        1.20 Person. "Person" shall mean a corporation, an association, a partnership, a trust, a limited liability company, an organization, a business or an individual.

        1.21 Plan. "Plan" shall mean The 1998 Stock Option Plan of InterVU Inc.

        1.22 QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

        1.23 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

        1.24 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.25 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

        1.26 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

        1.27 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death, Disability or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

        1.28 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

        1.29 Termination for Cause. "Termination for Cause" shall mean the time when the Independent Director-employer, employee-employer or consultant-employer relationship between an Optionee and the Company or any Subsidiary is terminated for cause, as termination for cause is defined in the Optionee's directorial, employment or consultancy agreement; provided however, that if termination for cause is not therein defined, it shall have such meaning, in conformance with applicable law, as the Committee (or the Board in the case of termination for cause of an Independent Director) shall determine is appropriate.

                                   ARTICLE II.

                             SHARES SUBJECT TO PLAN

        2.1 Shares Subject to Plan.

                (a) The shares of stock subject to Options shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such options under the Plan shall be 2,000,000. The shares of Common Stock of the Company issuable upon exercise of such options may be either previously authorized but unissued shares or treasury shares.

                (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year of the Company shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

        2.2 Add-back of Options. If any Option to acquire shares of Common Stock under this Plan expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be available for the granting of Options hereunder, subject to the limitations of
Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be available for the granting of Options hereunder, subject to the limitations of Section
2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof, may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be available for the granting of Options if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III.

                               GRANTING OF OPTIONS

        3.1 Eligibility. Any Independent Director, Employee or consultant selected by the Committee (or the Board in the case of Options granted to Independent Directors) pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

        3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

        3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

        3.4 Granting of Options.

                (a) The Committee (or the Board in the case of Options granted to Independent Directors) shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

                        (i) Determine which Employees are key Employees and select from among the Independent Directors, key Employees and consultants (including Independent Directors, Employees and consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

                        (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors, key Employees and consultants;

                        (iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

                        (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

                (b) Upon the selection of an Independent Director, key Employee or consultant to be granted an Option, the Committee (or the Board in the case of Options granted to Independent Directors) shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee (or the Board in the case of Options granted to Independent Directors) may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Independent Director, Employee or consultant that such Independent Director, Employee or consultant surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to such Independent Director, Employee or consultant under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee (or the Board in the case of Options granted to Independent Directors) deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                (d) During the term of the Plan, each person who is an Independent Director shall be granted an Option to purchase five thousand (5,000) shares of Common Stock (subject to adjustment as provided in Section 8.3) on the date of each annual meeting of stockholders (other than the 1998 Annual Meeting of Stockholders); provided that such Independent Director is then serving as a member of the Board and, if applicable, has been reelected to serve for an additional term as a member of the Board. During the term of the Plan, a person who is initially elected to the Board after the adoption of the Plan by the Board and who is an Independent Director at the time of such initial election automatically shall be granted (i) an Option to purchase twenty thousand (20,000) shares of Common Stock (subject to adjustment as provided in Section 8.3) on the date of such initial election and (ii) an Option to purchase five thousand (5,000) shares of Common Stock (subject to adjustment as provided in Section 8.3) on the date of each annual meeting of stockholders; provided that such Independent Director is then serving as a member of the Board and, if applicable, has been reelected to serve for an additional term as a member of the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (ii) of the preceding sentence. All the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

                                   ARTICLE IV.

                                TERMS OF OPTIONS

        4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing

Options intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 422 of the Code.

        4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee (or the Board in the case of Options granted to Independent Directors); provided, however, that:

                (a) Unless otherwise permitted by applicable securities laws, such price shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock at the time the option is granted, except that the price shall be one hundred and ten percent (110%) of the Fair Market Value of the stock in the case of any person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiary;

                (b) In the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted; and

                (c) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary such price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

        4.3 Option Term. The term of an Option shall be set by the Committee (or the Board in the case of Options granted to Independent Directors) in its discretion; provided, however, that:

                (a) No Option may have a term that extends beyond the expiration of ten (10) years from the date the Option was granted;

                (b) In the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary;

                (c) Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee (or the Board in the case of Options granted to Independent Directors) may extend the term of any outstanding Option in connection with any Termination of Directorship, Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

        4.4 Option Vesting.

                (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee (or the Board in the case of Options granted to Independent Directors) and the Committee (or the Board in the case of Options granted to Independent Directors) may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Option or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six (6) months and one day after the date the Option is granted; and provided, further, that Options granted to Independent Directors shall become exercisable in cumulative annual installments of 25% on each of the first, second, third, and fourth anniversaries of the date of the Option grant, without variation or acceleration hereunder except as provided in section 8.3. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option (except an Option granted to an Independent Director) vests.

                (b) No portion of an Option which is unexercisable at Termination of Directorship, Termination of Employment or Termination of Consultancy shall thereafter become exercisable, except as may be otherwise provided by the Committee (or the Board in the case of Options granted to Independent Directors) either in the Stock Option Agreement or by action of the Committee (or the Board in the case of Options granted to Independent Directors) following the grant of the Option.

                (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

        4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ (or to consult for or serve as an Independent Director, as applicable) of the Company or any Subsidiary for a period of at least one (1) year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee (or the Board in the case of Options granted to Independent Directors) following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of the stockholders of the Company). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ (or to consult for or serve as an Independent Director, as applicable) of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V.

                               EXERCISE OF OPTIONS

        5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares, and the Committee (or the Board in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

        5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such Secretary's office:

                (a) A written notice complying with the applicable rules established by the Committee (or the Board in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                (b) Such representations and documents as the Committee (or the Board in the case of Options granted to Independent Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee (or the Board in the case of Options granted to Independent Directors) may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                (c) In the event that the Option shall be exercised pursuant to
Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                (d) Full cash payment to the Secretary of the Company for the shares and for payment of any applicable withholding or other applicable employment taxes with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board in the case of Options granted to Independent Directors), may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised;
(ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;
(iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee (or the Board in the case of Options granted to Independent Directors); (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price and any applicable withholding or other employment taxes; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and
(vi). In the case of a promissory note, the Committee (or the Board in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

        5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed;

                (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or the Board shall, in its absolute discretion, deem necessary or advisable;

                (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or the Board shall, in its absolute discretion, determine to be necessary or advisable;

                (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or the Board may establish from time to time for reasons of administrative convenience; and

                (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

        5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                   ARTICLE VI.

              RIGHTS AND RESTRICTIONS WITH RESPECT TO OPTION SHARES

        6.1 Ownership and Transfer Restrictions.The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(i) two (2) years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

        6.2 Limitation on Exercise of Options Granted to Independent Directors. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

                (a) The expiration of twelve (12) months from the date of the Optionee's death;

                (b) The expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his permanent and total disability (within the meaning of section 22(e)(3) of the Code);

                (c) The expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his permanent and total disability, unless the Optionee dies within said three month period; or

                (d) The expiration of ten (10) years from the date the Option was granted.

                                  ARTICLE VII.

                                 ADMINISTRATION

        7.1 Compensation Committee. The Compensation Committee (or another committee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

        7.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

        7.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

        7.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

        8.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

            During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee under the Plan, unless the Option has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

        8.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 8.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

                (a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

                (b) The expiration of ten (10) years from the date the Plan is approved by the Company's stockholders under Section 8.4.

        8.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

                (a) Subject to Section 8.3(d), in the event that the Committee (or the Board in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or, in the case of Options granted to Independent Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee (or the Board in the case of Options granted to Independent Directors) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee (or the Board in the case of Options granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of:

                        (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan, (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

                        (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

                        (iii) the grant or exercise price with respect to any Option.

                (b) Subject to Sections 8.3(b)(vi) and 8.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board in the case of Options granted to Independent Directors) in its discretion is hereby authorized to take any one (1) or more of the following actions whenever the Committee (or the Board in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                        (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option, or realization of the Optionee's rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Committee (or the Board in the case of Options granted to Independent Directors) in its sole discretion;

                        (ii) In its sole and absolute discretion, the Committee (or the Board in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

                        (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option;

                        (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                        (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future; and

                        (vi) None of the foregoing discretionary actions taken under this Section 8.3(b) shall be permitted with respect to Options granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a

Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 8.3(b)(iii) above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in
Section 4.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in
Section 8.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

                (c) Subject to Section 8.3(d) and 8.8, the Committee (or the Board in the case of Options granted to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option as it may deem equitable and in the best interests of the Company.

                (d) With respect to Incentive Stock Options and Options intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board in the case of Options granted to Independent Directors) determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

        8.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be canceled and become null and void.

        8.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee (or the Board in the case of Options granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

        8.6 Loans. The Committee may, in its discretion, extend one (1) or more loans to key Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

        8.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board in the case of Options granted to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3 and to the extent permitted under applicable state law) to provide, in the terms of Options made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of an Option, or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Directorship, Termination of Employment or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

        8.8 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

        8.9 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        8.10 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        8.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

        8.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

INTERVU INC.                                                               PROXY

                         SPECIAL MEETING OF STOCKHOLDERS

                                OCTOBER 20, 1999

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 BELOW

        The undersigned stockholder(s) of INTERVU Inc. (the "Company") hereby constitutes and appoints Harry E. Gruber and Kenneth L. Ruggiero, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of the Company to be held on October 20, 1999, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows:

        1. To approve an amendment of the 1998 Stock Option Plan of INTERVU Inc. to increase the number of shares reserved for issuance thereunder from 2,000,000 to 3,000,000.

          FOR  [ ]          AGAINST  [ ]                     ABSTAIN  [ ]

        THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN OF INTERVU INC. AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

                           (Continued on reverse side)

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Special Meeting of Stockholders and Proxy Statement is hereby acknowledged.

                                       Dated: __________,1999

                                       -----------------------------------------


                                       -----------------------------------------
                                       Signature(s) in Box

                                       Please sign exactly as name appears
                                       below. When shares are held by joint
                                       tenants, both should sign; when signing
                                       as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERVU INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

                STOCKHOLDER: